Exhibit 99.1

Oceaneering Reports First Quarter 2019 Results

HOUSTON, April 29, 2019 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $24.8 million, or $(0.25) per share, on revenue of $494 million for the three months ended March 31, 2019. Excluding the impacts of $0.9 million of adjustments, comprised of foreign currency exchange gains and tax adjustments related to discrete tax items, adjusted net loss was $23.9 million, or $(0.24) per share.

For the fourth quarter of 2018, Oceaneering reported a net loss of $64.1 million, or $(0.65) per share, on revenue of $495 million. Adjusted net income was $7.3 million, or $0.07 per share, reflecting the impact of $71.4 million of adjustments, primarily a $76.4 million pre-tax goodwill impairment in its Subsea Projects segment.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins and forecasted 2019 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, 2019 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended
	Mar 31,		Dec 31,

	2019	2018	2018

Revenue	$493,886	$416,413	$495,095
Gross Margin	27,587	18,828	33,035
Income (Loss) from Operations	(21,714)	(27,149)	(97,144)
Net Income (Loss)	(24,827)	(49,133)	(64,139)

Diluted Earnings (Loss) Per Share	$(0.25)	$(0.50)	$(0.65)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "We are very pleased that our first quarter results exceeded expectations. Higher than expected activity and good execution within our energy-focused businesses were key factors in achieving this performance. Each of our operating segments generated positive EBITDA, and our consolidated adjusted EBITDA of $30.4 million surpassed published consensus estimates.

"Based on our first quarter results and our expectations for the remainder of 2019, we are narrowing our adjusted EBITDA guidance by raising the low end of the previous range, and now expect to generate between $150 million and $180 million of adjusted EBITDA in 2019. We continue to project positive free cash flow for the year.

"Sequentially, our first quarter ROV revenues and operating results increased. ROV EBITDA margin increased to 29% and utilization increased to 53%. Average ROV revenues per day on hire increased 5% due largely to reimbursement of costs associated with mobilizations and installations. At the end of March, our ROV fleet count remained at 275 vehicles.  Our fleet use during the quarter was 69% in drill support and 31% in vessel-based activity. At the end of March, we had ROV contracts on 97 of the 159 floating rigs under contract, resulting in a drill support market share of 61%.

"Compared to the fourth quarter, Subsea Products first quarter operating results improved on flat quarterly revenues. This improvement was largely due to higher levels of service and rental activity at improved margins achieved by good execution.  Our Subsea Products backlog at March 31, 2019 was $464 million, compared to our December 31, 2018 backlog of $332 million. The backlog increase was largely attributable to umbilical and related hardware order intake. Our book-to-bill ratio for the trailing twelve months was 1.4.

"Sequentially, Subsea Projects operating results improved on flat revenue due to favorable project mix and good execution. Asset Integrity operating income was near breakeven on slightly lower revenue.

"For our non-energy segment, Advanced Technologies, first quarter 2019 operating results declined sequentially, due primarily to a lower number of job completions and contract close-outs in our commercial businesses.  In addition, as anticipated, Unallocated Expenses were higher in the first quarter of 2019 compared to the fourth quarter of 2018.

"During the quarter, we generated $19.1 million of cash flow provided by operating activities, and utilized $30.0 million of cash for maintenance and growth capital expenditures, resulting in a use of $10.8 million in cash during the quarter.

"For the second quarter, compared to the first quarter, we anticipate quarterly operating profitability and improvement in our ROV, Subsea Projects, and Advanced Technologies segments and relatively flat quarter-to-quarter results in our Subsea Products and Asset Integrity segments. Unallocated Expenses are forecast to be in the mid-$30 million range, consistent with the first quarter. On a consolidated basis, we expect the sequential quarterly results to improve substantially, with EBITDA being in line with current published consensus estimates.

"For the full year of 2019, at the segment level, we forecast overall ROV fleet utilization in the upper 50% range and ROV EBITDA margin to remain relatively flat. For Subsea Products, we continue to expect: good order intake during the first half of 2019 driving increased activity in the second half of 2019; a book-to-bill ratio in the range of 1.25 to 1.4 for the full year; and operating margins in the mid-single digit range. We expect good activity levels in our Subsea Projects segment for the remainder of 2019. For Asset Integrity, we expect a slight increase in activity during the second half of 2019 and operating margins in the low-single digit range.

"Our outlook for the energy segments, along with projected improvement in Advanced Technologies’ operating results, give us confidence to narrow our 2019 EBITDA guidance. Our 2019 income tax payments are anticipated to be approximately $25 million, net."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: outlook and EBITDA guidance for the full year and second quarter of 2019; projected positive free cash flow; anticipated consolidated EBITDA and segment EBITDA contributions; expected segment contributions to 2019 operating results; forecasted ROV fleet utilization and EBITDA margins; Subsea Products backlog and expectations of Subsea Products margins and book-to-bill ratio; forecasted Unallocated Expenses; and overall view of the markets. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10‑K and filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		Mar 31, 2019	Dec 31, 2018
		(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $341,763 and $354,259)		$1,220,392	$1,244,889
Net Property and Equipment		955,739	964,670
Other Assets		795,387	615,439
TOTAL ASSETS		$2,971,518	$2,824,998

LIABILITIES AND EQUITY
Current Liabilities		$500,311	$494,741
Long-Term Debt		790,969	786,580
Other Long-Term Liabilities		288,738	128,379
Equity		1,391,500	1,415,298
TOTAL LIABILITIES AND EQUITY		$2,971,518	$2,824,998

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	Mar 31, 2019	Mar 31, 2018	Dec 31, 2018
	(in thousands, except per share amounts)

Revenue	$493,886	$416,413	$495,095
Cost of services and products	466,299	397,585	462,060
Gross Margin	27,587	18,828	33,035
Selling, general and administrative expense	49,301	45,977	53,730
Goodwill impairment	—	—	76,449
Income (loss) from Operations	(21,714)	(27,149)	(97,144)
Interest income	2,604	2,592	1,775
Interest expense	(9,424)	(9,371)	(9,684)
Equity earnings (losses) of unconsolidated affiliates	(164)	(843)	(519)
Other income (expense), net	719	(8,474)	(2,390)
Income (loss) before Income Taxes	(27,979)	(43,245)	(107,962)
Provision (benefit) for income taxes	(3,152)	5,888	(43,823)
Net Income (loss)	$(24,827)	$(49,133)	$(64,139)

Weighted average diluted shares outstanding	98,714	98,383	98,534
Diluted Earnings (Loss) per Share	$(0.25)	$(0.50)	$(0.65)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended
		Mar 31, 2019	Mar 31, 2018	Dec 31, 2018
		($ in thousands)

Remotely Operated Vehicles	Revenue	$100,346	$85,594	$96,736
	Gross Margin	$9,421	$4,955	$6,764
Operating Income (Loss)		$1,418	$(2,398)	$(1,275)
Operating Income (Loss)%		1%	(3)%	(1)%
	Days available	24,506	25,138	25,272
	Days utilized	12,942	11,034	13,147
	Utilization	53%	44%	52%

Subsea Products	Revenue	$128,844	$126,688	$129,509
	Gross Margin	$12,315	$15,005	$10,156
Operating Income (Loss)		$(476)	$1,755	$(3,803)
Operating Income (Loss)%		—%	1%	(3)%
Backlog at end of period		$464,000	$240,000	$332,000

Subsea Projects	Revenue	$89,728	$56,860	$89,295
	Gross Margin	$9,033	$1,117	$2,795
Operating Income (Loss)		$2,892	$(2,359)	$(79,379)
Operating Income (Loss) %		3%	(4)%	(89)%

Asset Integrity	Revenue	$60,689	$61,288	$62,830
	Gross Margin	$6,272	$8,018	$8,086
Operating Income (Loss)		$(713)	$1,679	$1,349
Operating Income (Loss)%		(1)%	3%	2%

Advanced Technologies	Revenue	$114,279	$85,983	$116,725
	Gross Margin	$15,248	$7,822	$22,314
Operating Income (Loss)		$9,599	$1,668	$15,406
Operating Income (Loss)%		8%	2%	13%

Unallocated Expenses
Gross Margin		$(24,702)	$(18,089)	$(17,080)
Operating Income (Loss)		$(34,434)	$(27,494)	$(29,442)

TOTAL	Revenue	$493,886	$416,413	$495,095
	Gross Margin	$27,587	$18,828	$33,035
Operating Income (Loss)		$(21,714)	$(27,149)	$(97,144)
Operating Income (Loss) %		(4)%	(7)%	(20)%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended
	Mar 31, 2019	Mar 31, 2018	Dec 31, 2018
	(in thousands)

Capital expenditures, including acquisitions	$36,487	$94,130	$25,721

Depreciation and Amortization:
Energy Services and Products
Remotely Operated Vehicles	$27,990	$27,642	$27,972
Subsea Products	12,991	14,025	11,797
Subsea Projects	7,882	8,313	85,651
Asset Integrity	1,634	1,848	1,585
Total Energy Services and Products	50,497	51,828	127,005
Advanced Technologies	830	766	786
Unallocated Expenses	1,159	1,534	1,125
Total depreciation and amortization	$52,486	$54,128	$128,916

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2019 EBITDA Estimates and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Mar 31, 2019		Mar 31, 2018		Dec 31, 2018
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(24,827)	$(0.25)	$(49,133)	$(0.50)	$(64,139)	$(0.65)
Pre tax adjustments for the effects of:
Goodwill impairment	—		—		76,449
Foreign currency (gains) losses	(614)		8,315		2,559
Total pre-tax adjustments	(614)		8,315		79,008

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods (1)	129		(1,746)		(11,914)
Discrete tax items
Share-based compensation	986		1,806		—
Uncertain tax positions	1,022		(96)		7,811
Tax reform	—		—		560
Valuation allowances	1,539		—		(3,784)
Other	(2,141)		690		(241)
Total discrete tax adjustments	1,406		2,400		4,346
	$921		$8,969		$71,440
Adjusted Net Income (Loss)	$(23,906)	$(0.24)	$(40,164)	$(0.41)	$7,301	$0.07

Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		98,714		98,383		99,331

Notes:
(1)	For the three months ended December 31, 2018, $22.3 million of goodwill impairment is not deductible for tax purposes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended
	Mar 31, 2019	Mar 31, 2018	Dec 31, 2018
	($ in thousands)

Net income (loss)	$(24,827)	$(49,133)	$(64,139)
Depreciation and amortization	52,486	54,128	128,916
Subtotal	27,659	4,995	64,777
Interest expense, net of interest income	6,820	6,779	7,909
Amortization included in interest expense	(340)	(774)	(333)
Provision (benefit) for income taxes	(3,152)	5,888	(43,823)
EBITDA	$30,987	$16,888	$28,530

Revenue	$493,886	$416,413	$495,095

EBITDA margin %	6%	4%	6%

2019 EBITDA Estimates

	Low	High
	(in thousands)
Income (loss) before income taxes	$(100,000)	(70,000)
Depreciation and amortization	212,000	212,000
Subtotal	112,000	142,000
Interest expense, net of interest income	38,000	38,000
EBITDA	$150,000	$180,000

Free Cash Flow

	For the Three Months Ended
	Mar 31, 2019	Mar 31, 2018
	(in thousands)
Net Income (loss)	$(24,827)	$(49,133)
Depreciation and amortization	52,486	54,128
Other increases (decreases) in cash from operating activities	(8,535)	623
Cash flow provided by operating activities	19,124	5,618
Purchases of property and equipment	(29,964)	(25,732)
Free Cash Flow	$(10,840)	$(20,114)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended March 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,418	$(476)	$2,892	$(713)	$9,599	$(34,434)	$(21,714)

Adjusted operating income (loss)	$1,418	$(476)	$2,892	$(713)	$9,599	$(34,434)	$(21,714)

Revenue	$100,346	$128,844	$89,728	$60,689	$114,279		$493,886
Operating income (loss) % as reported in accordance with GAAP	1%	—%	3%	(1)%	8%		(4)%
Operating income (loss)% using adjusted amounts	1%	—%	3%	(1)%	8%		(4)%

	For the Three Months Ended March 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)
Adjusted operating income (loss)	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)

Revenue	$85,594	$126,688	$56,860	$61,288	$85,983		$416,413
Operating income (loss) % as reported in accordance with GAAP	(3)%	1%	(4)%	3%	2%		(7)%
Operating income (loss)% using adjusted amounts	(3)%	1%	(4)%	3%	2%		(7)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(1,275)	$(3,803)	$(79,379)	$1,349	$15,406	$(29,442)	$(97,144)
Adjustments for the effects of:
Goodwill impairment	—	—	76,449	—	—	—	76,449
Total of adjustments	—	—	76,449	—	—	—	76,449
Adjusted operating income (loss)	$(1,275)	$(3,803)	$(2,930)	$1,349	$15,406	$(29,442)	$(20,695)

Revenue	$96,736	$129,509	$89,295	$62,830	$116,725		$495,095
Operating income (loss) % as reported in accordance with GAAP	(1)%	(3)%	(89)%	2%	13%		(20)%
Operating income (loss) % using adjusted amounts	(1)%	(3)%	(3)%	2%	13%		(4)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$1,418	$(476)	$2,892	$(713)	$9,599	$(34,434)	$(21,714)
Adjustments for the effects of:
Depreciation and amortization	27,990	12,991	7,882	1,634	830	1,159	52,486
Other pre-tax	—	—	—	—	—	215	215
EBITDA	29,408	12,515	10,774	921	10,429	(33,060)	30,987
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(614)	(614)
Total of adjustments	—	—	—	—	—	(614)	(614)
Adjusted EBITDA	$29,408	$12,515	$10,774	$921	$10,429	$(33,674)	$30,373

Revenue	$100,346	$128,844	$89,728	$60,689	$114,279		$493,886
Operating income (loss) % as reported in accordance with GAAP	1%	—%	3%	(1)%	8%		(4)%
EBITDA Margin	29%	10%	12%	2%	9%		6%
Adjusted EBITDA Margin	29%	10%	12%	2%	9%		6%

	For the Three Months Ended March 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(2,398)	$1,755	$(2,359)	$1,679	$1,668	$(27,494)	$(27,149)
Adjustments for the effects of:
Depreciation and amortization	27,642	14,025	8,313	1,848	766	1,534	54,128
Other pre-tax	—	—	—	—	—	(10,091)	(10,091)
EBITDA	25,244	15,780	5,954	3,527	2,434	(36,051)	16,888
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	8,315	8,315
Total of adjustments	—	—	—	—	—	8,315	8,315
Adjusted EBITDA	$25,244	$15,780	$5,954	$3,527	$2,434	$(27,736)	$25,203

Revenue	$85,594	$126,688	$56,860	$61,288	$85,983		$416,413
Operating income (loss) % as reported in accordance with GAAP	(3)%	1%	(4)%	3%	2%		(7)%
EBITDA Margin	29%	12%	10%	6%	3%		4%
Adjusted EBITDA Margin	29%	12%	10%	6%	3%		6%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(1,275)	$(3,803)	$(79,379)	$1,349	$15,406	$(29,442)	$(97,144)
Adjustments for the effects of:
Depreciation and amortization	27,972	11,797	85,651	1,585	786	1,125	128,916
Other pre-tax	—	—	—	—	—	(3,242)	(3,242)
EBITDA	26,697	7,994	6,272	2,934	16,192	(31,559)	28,530
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,559	2,559
	—	—	—	—	—	2,559	2,559
Adjusted EBITDA	$26,697	$7,994	$6,272	$2,934	$16,192	$(29,000)	$31,089

Revenue	$96,736	$129,509	$89,295	$62,830	$116,725		$495,095
Operating income (loss) % as reported in accordance with GAAP	(1)%	(3)%	(89)%	2%	13%		(20)%
EBITDA Margin	28%	6%	7%	5%	14%		6%
Adjusted EBITDA Margin	28%	6%	7%	5%	14%		6%